Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is made effective on the date hereof to the employment agreement dated as of July 1, 2003, as amended on October 30, 2006, December 31, 2008, July 1, 2009 and June 30, 2012 (the “Employment Agreement”), between The Hain Celestial Group, Inc., a Delaware corporation (the “Company”), and Irwin D. Simon (the “Executive”).

WHEREAS, Executive has been employed by the Company pursuant to the terms of the Employment Agreement; and

WHEREAS, the parties desire to amend the Employment Agreement in accordance with the provisions of Section 7(j) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement and supersede the provisions of the Agreement as follows:

1. The definition of “Termination for Good Reason” in Section 5(d) of the Employment Agreement is hereby amended in its entirety to read as follows:

"Termination for Good Reason" means a termination of Executive's employment by Executive following (i) a diminution in Executive's positions, duties and responsibilities from those described in Section 2 hereof, (ii) the removal of Executive from, or the failure to re-elect Executive as Chairman of the Board of the Company or as Chief Executive Officer of the Company, (iii) a reduction in Executive's annual Base Salary, (iv) a material breach by the Company of any other provision of this Agreement or (v) following a Change in Control, Executive not being Chief Executive Officer or Chairman of the Board of any ultimate parent company resulting from the Change in Control or any material reduction in compensation opportunity (including achievability) or benefits provided under any compensation, incentive, employee benefit or welfare plan or program of the Company or any subsidiary in which the Executive participates before the Change in Control.”

Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect. Executive hereby agrees and acknowledges that the terms of this Amendment shall not create or provide any grounds for payment of any benefits under Section 5(b) of the Employment Agreement or otherwise trigger any rights of Executive under the Employment Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of November 2, 2012.

EXECUTIVE

Date: November 2, 2012	/s/ Irwin D. Simon
Irwin D. Simon

THE HAIN CELESTIAL GROUP, INC.

Date: November 2, 2012	By:	/s/ Denise M. Faltischek
	Name:	Denise M. Faltischek
	Title:	Senior Vice President &
General Counsel